UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2008

BH/RE, L.L.C.

(Exact name of registrant as specified in its charter)

Nevada	000-50689	84-1622334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3667 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 785-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2008, MezzCo, L.L.C., an indirect subsidiary of the Registrant doing business as the Planet Hollywood Resort & Casino (“MezzCo”), entered into an Amended and Restated Employment Agreement with Michael V. Mecca, President and Chief Executive Officer of MezzCo, effective as of October 1, 2007.  The amendment extends the term of Mr. Mecca’s employment agreement with MezzCo through March 31, 2013.  MezzCo may terminate Mr. Mecca’s employment at any time without cause, in which case he will be entitled to receive severance pay of one year’s salary.

Pursuant to the Employment Agreement, MezzCo pays Mr. Mecca a salary of $571,725 per year.  Mr. Mecca is also eligible to receive a performance bonus equal to up to 100% of his base salary upon achievement of certain financial and individual goals as determined by the Board of Managers.

The Employment Agreement, which is included as Exhibit 10.1 hereto, is incorporated herein by reference into this Item 5.02.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1           Amended and Restated Employment Agreement, dated January 8, 2008, by and between MezzCo, L.L.C. and Michael V. Mecca.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BH/RE, L.L.C.

January 14, 2008	By:	/s/ Donna Lehmann
Donna Lehmann
Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated January 8, 2008, by and between MezzCo, L.L.C. and Michael V. Mecca.